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                         [Wisconsin Electric Letterhead]

                                                                       EXHIBIT 5

August 6, 2003

Wisconsin Gas Company
231 West Michigan Street
P. O. Box 2046
Milwaukee, Wisconsin 53201

Ladies and Gentlemen:

     I refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Wisconsin Gas Company (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the proposed offering pursuant to the prospectus (the "Prospectus") contained in the Registration Statement of up to $200,000,000 aggregate principal amount of one or more new series of the Company's unsecured debt securities (each such series being hereinafter referred to as a "Series" or "Series of Securities;" collectively, the "Securities").

     As Assistant Vice President-Legal Services of Wisconsin Electric Power Company, an affiliate of the Company, I have examined (i) the Registration Statement, (ii) the proposed form of Indenture for Debt Securities (including, as exhibits, forms of Registered Security and Bearer Security thereunder) between the Company and U.S. Bank National Association, as Trustee (the "Indenture"), providing for the issuance of the Securities from time to time in one or more Series, pursuant to the terms of one or more resolutions or supplemental indentures creating such Series ("Securities Resolution(s)"), (iii) corporate proceedings of the Company relating to the Registration Statement, the Indenture and the Securities, (iv) the Company's application, dated July 10, 2003, to the Public Service Commission of Wisconsin (the "PSCW") for authority to issue the Securities, and (vi) such other documents and records, and such matters of law, as I have deemed necessary or advisable for the purposes of this opinion.

     On the basis of the foregoing, I advise you that, in my opinion:

     1. The Company is a corporation duly organized and existing under the laws of the State of Wisconsin.

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Wisconsin Gas Company
Page 2
August 6, 2003

     2. When (a) the Registration Statement, as it may have been amended or supplemented, shall have become effective under the Securities Act of 1933, and the Indenture shall have been qualified under the Trust Indenture Act of 1939 and duly authorized, executed and delivered by the Company and the Trustee, and
(b) in the case of each Series of Securities, (i) the Board of Directors (including any duly authorized committee thereof) or an officer or committee of officers pursuant to Board delegation shall have taken all necessary further action to approve the terms of such Series and of the related Securities Resolution creating such Series and to authorize the issuance and sale of such Series as contemplated in the Registration Statement and the Indenture, (ii) all requisite PSCW approvals and any other necessary regulatory approvals with respect to such Series shall have been obtained and shall be in effect at the time of the issuance of such Series, and (iii) the Securities Resolution setting forth the terms of such Series shall have been duly adopted, or, if in the form of a supplemental indenture, duly executed and delivered by the Company and the Trustee, as the case may be, then, upon the due execution, authentication, issuance and delivery of such Series against payment therefor in accordance with the Securities Resolution, such regulatory approvals and the Indenture, such Series of Securities will be legally valid and binding obligations of the Company, entitled to the benefits of the Indenture relating to such Series.

     The opinions expressed herein are limited to the federal law of the United States and the law of the State of Wisconsin.

     I consent to (a) the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and (b) the references made to me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      /s/ Sally R. Bentley

                                      Sally R. Bentley
                                      Assistant Vice President-Legal Services
                                      Wisconsin Electric Power Company